                                                                    Exhibit 23.5

                                Consent of Expert
                                -----------------

Gold Field Mineral Services

October 19, 2005

United States Securities and Exchange Commission
One Station Place
100 F Street NE
Washington, D.C.  20549


Ladies and Gentlemen:

We have reviewed the section entitled "Gold Industry and the Gold Market -- Supply and Demand Fundamentals" contained in the Form SB-2 registration statement (the "Form SB-2") (SEC File No. 333-127635) filed by Gryphon Gold Corporation (the "Company"), and the information attributed to our report entitled the "Gold Field Mineral Services Survey 2005" (the "Report"). We consent to the use of information derived from the Report in the Form SB-2 and any amendments thereto. We consent to the reference to Gold Field Mineral Services in the SB-2 and any amendments thereto.

                                            Gold Field Mineral Services

                                            /s/ Philip Newman
                                            ---------------------------------
                                            Name:  Philip Newman
                                            Title: Senior Analyst